Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 50 to the Registration Statement of the Lifecycle Long Range Fund, Lifecycle Mid Range Fund, and Lifecycle Short Range Fund (three of the Funds comprising BT Investment Funds) on Form N-1A of our reports dated May 11, 1998 on our audits of the financial statements and financial highlights of the Lifecycle Long Range Fund, Lifecycle Mid Range Fund, and Lifecycle Short Range Fund, Asset Management Portfolio, Asset Management Portfolio II, and Asset Management Portfolio III, which reports are included in the Annual Reports to Shareholders for the year ended March 31, 1998 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."

/s/Coopers & Lybrand L.L.P.

Kansas City, Missouri
June 29, 1998